Contact:

Kathleen Baum

212-810-5429

Brian Beades

212-810-5596

invrel@blackrock.com

BlackRock Reports First Quarter Diluted EPS of $1.06 up 51% over First Quarter 2005

Assets Under Management Rise to $463.1 Billion at March 31, 2006

New York, April 19, 2006 – BlackRock, Inc. (NYSE:BLK) today reported net income for the quarter ended March 31, 2006 of $70.9 million, or $1.06 per diluted share. That compares with net income of $46.5 million, or $0.70 per diluted share, and $72.9 million, or $1.09 per diluted share, in the first and fourth quarters of 2005, respectively.

First quarter 2006 revenues totaled $395.7 million, an increase of 58% compared to first quarter 2005, and an increase of 7% over fourth quarter 2005. The increase includes performance fees of $114.6 million for the quarter ended March 31, 2006. Those performance fees were offset, in part, by a related one-time estimated expense associated with the acquisition of SSRM Holdings, Inc. (SSR) in January 2005.

Adjusted earnings per share1 increased to $1.23 for the first quarter 2006 from $0.89 for the first quarter of 2005 and $1.21 for fourth quarter 2005. Effective with the second quarter of 2006, BlackRock will no longer disclose adjusted earnings, but will continue to provide information related to acquisition-related costs and BlackRock’s Long-Term Retention and Incentive Plan (LTIP). First quarter 2006 earnings include approximately $6.6 million ($0.06 per diluted share) of expense associated with the pending Merrill Lynch Investment Managers (MLIM) transaction and approximately $11.7 million ($0.11 per diluted share) of LTIP expense that will be funded through a contribution of BlackRock stock currently held by PNC.

Assets under management (AUM) increased by $10.4 billion in the first quarter and by $71.7 billion year-over-year to $463.1 billion. Net new business in the first quarter was $7.7 billion. Net inflows in long-dated products totaled $7.4 billion during the quarter, including $1.3 billion from U.S. investors and $6.1 billion from non-U.S. clients. Net new business for the twelve months ended March 31, 2006 totaled $57.8 billion, including $29.7 billion from U.S. investors and $28.1 billion from international investors. Net flows were positive in all product categories and in all client channels for both the quarter and the trailing twelve months. In addition, BlackRock Solutions® continued to achieve strong growth, winning four net new assignments during the quarter and 32 net new assignments over the past 12 months.

“Investment performance and new business momentum remained strong throughout the quarter, and the pipeline of unfunded wins and searches in process is robust,” commented Laurence D. Fink, Chairman and CEO of BlackRock. “Our first quarter results are particularly significant given that we are in the midst of planning our integration with Merrill Lynch Investment Managers.

[1]	See notes (a) and (b) to condensed consolidated statements of income and supplemental information in Attachment I on page 8.

“When we announced our transaction in mid-February, we indicated that pro forma, combined assets under management as of year-end 2005 were $992 billion. As of March 31, 2006, that figure stands at $1.039 trillion, up $47.4 billon on strong business momentum at both firms. I believe the continued growth in assets, which includes combined net new business of $23.1 billion, is a testament to the commitment and focus of our respective employees.

“As planning for bringing our firms together has proceeded, we have become even more enthusiastic about the deep talent pool and the organic growth potential of the combined business. We have started to announce organizational decisions for the ‘new’ BlackRock, including the Executive Committee for the firm and the managerial structure of the U.S. Private Client Group. We expect to announce the business model by the end of this week, roll out the prospective investment teams by early May, and complete the talent review process in June.

“I am pleased with the progress made to date preparing to combine BlackRock and MLIM. The transaction is on target to close at the end of the third quarter, and I look forward to the addition of our new partners to help build a more diverse, more global firm and ensure a vibrant, unified culture and vision for the future.”

First Quarter Financial Highlights

First quarter 2006 revenues were $395.7 million, an increase of 58.2% from $250.1 million reported in the first quarter 2005 and an increase of 7.2% from $369.1 million reported in fourth quarter 2005. First quarter 2006 investment advisory and administration fees rose to $349.7 million, an increase of 64.8% from $212.3 million reported in first quarter 2005. The increase was a result of higher average AUM, as AUM rose to $463.1 billion at March 31, 2006 from $391.3 billion at March 31, 2005, and higher performance fees. Performance fees were $114.6 million in first quarter 2006, versus $26.7 million reported in first quarter 2005 and $87.2 million in fourth quarter 2005. Other income, which includes BlackRock Solutions and property management fees, was $46.0 million for first quarter 2006, an increase of 21.5% from $37.8 million reported in first quarter 2005. First quarter 2006 BlackRock Solutions revenues rose to $29.3 million, an increase of 10.1% from $26.6 million in first quarter 2005. Property management fees, which commenced with the acquisition of SSR in January 2005, increased to $7.7 million, an increase of 37.5% from $5.6 million in the first quarter 2005.

First quarter 2006 operating expenses increased 61.1% to $295.6 million, from $183.5 million in the first quarter 2005. The $112.1 million increase was attributable primarily to an increase in compensation and benefits, which rose 51.1% to $191.8 million from $126.9 million. This increase was due to higher incentive compensation associated with performance fees, higher accruals for year-end bonuses based on operating income and an increase in the number of employees to 1,832 (excluding 400 Metric Property employees) at first quarter-end 2006 from 1,562 at first quarter-end 2005. First quarter 2006 general and administration costs were $91.4 million, an increase of 98.1% from $46.2 million in first quarter 2005, primarily as a result of a one-time estimated expense of $34.5 million related to the SSR acquisition in January 2005, incremental marketing and promotion costs of $3.7 million and incremental occupancy expense of $2.6 million related to expanded domestic and international marketing efforts and expansion of corporate facilities related to business growth, respectively.

First quarter 2005 and first quarter 2006 results reflect two months and three months, respectively, of operations from the SSR acquisition. Pursuant to the terms of the SSR acquisition, the Company will record an additional $50 million purchase price for SSR related to retained AUM.

The Company’s adjusted operating margin1 was 41.4%, 35.5% and 37.7% for first quarter 2006, fourth quarter 2005 and first quarter 2005, respectively. The increase from the first and fourth quarters of 2005 was attributable principally to higher performance fees in 2006.

First quarter 2006 non-operating income increased 68.5% to $13.1 million from $7.8 million in first quarter 2005, principally as a result of market appreciation and returns on investments.

The Company recorded a charge of approximately $14.3 million in the first quarters of 2006 and 2005, related to LTIP. Approximately $11.7 million of this expense will be funded by PNC through a contribution of BlackRock common stock currently owned by PNC. In addition, in the first quarter of 2006, the Company incurred approximately $3.1 million and $3.5 million of compensation and general and administration expense, respectively, associated with the pending MLIM transaction.

First Quarter Business Highlights

•	The Firm’s new business efforts generated net inflows of $7.7 billion during the quarter, with positive flows in all client channels. Net inflows during the quarter included $3.5 billion from pension and other tax-exempt clients, $3.7 billion from insurance companies and other taxable institutions, $105 million from institutional cash management clients and $417 million in new private client and mutual fund assets.

•	Fixed income AUM rose to $308.9 billion at March 31, 2006, driven by net new business of $6.0 billion in the quarter. The firm continued to see demand across fixed income mandates, with $2.2 billion of new funds in global bond portfolios, $1.7 billion in targeted duration mandates, $1.1 billion in sector specialty accounts and $1.0 billion in core bond products. Performance remained strong with 85% or more of taxable bond funds in the top two Lipper quartiles for the one, three and five-year periods ending March 31, 2006.

•	AUM in cash management products totaled $86.5 billion on March 31, 2006, up slightly from year-end. Average assets were $86.2 billion, 8% above the prior quarter’s average, and 14% higher than the same period in 2005. Net inflows totaled $293 million for the quarter, with several large flows dominating results. We experienced net outflows of $4.8 billion in money market funds, partially reversing, as expected, the $10.9 billion of net inflows we had in the fourth quarter of 2005. Net inflows of $5.1 billion in separate accounts included a sizable portfolio for a non-U.S. client with which the firm has a longstanding relationship, as well as inflows in securities lending portfolios.

•	Equity AUM rose to $40.8 billion at March 31, 2006, 9% above the prior quarter end, including $604 million of net inflows across products. In particular, we continued to benefit from strong demand for international equities, including our European equity, global energy and global opportunities products. Investment performance was competitive with 60% or more of equity mutual funds ranked in the top two Lipper quartiles for the one and three-year periods ending March 31, 2006.

[1]	See notes (a) and (b) to condensed consolidated statements of income and supplemental information in Attachment I on page 8.

AUM and Business Highlights (continued)

•	AUM in alternative investments rose 6% to $26.9 billion, up $1.6 billion since year-end 2005. During the quarter, we raised $1.4 billion in two new collateralized debt obligations and added $684 million in our real estate, fund of funds and private debt and equity products. Assets in our hedge fund strategies declined by $474 million due to rebalancing out of fixed income and into equity alternatives. Robust performance fees during the quarter principally reflected the accrual of a multi-year fee in a single real estate equity account due as of March 31, 2006.

•	BlackRock Solutions added four net new assignments during the quarter. These included one new Aladdin® contract, two net new risk management and advisory assignments, and one new outsourcing relationship. At quarter-end, three system implementations were in process, not including the work being done to plan the BlackRock/MLIM integration. During the quarter, the Company also completed five and are currently working on three new one-time (non-recurring) assignments. BlackRock Solutions continues to have an active pipeline of opportunities in various stages of development.

•	Our new business pipeline continues to be robust with $6.3 billion of wins funded or to be funded in long-dated products since March 31, and over 390 debt and equity searches in progress. Interest in BlackRock Solutions offerings continues to be very strong and we are pursuing a variety of new assignments internationally. We believe the combination of the firm’s product breadth, increasing global reach, competitive investment performance and focus on exceptional client service will foster continued new business momentum.

Performance Notes

Past performance is no guarantee of future results.

Mutual fund performance data is net of fees and expenses, assumes the reinvestment of dividends and capital gains distributions and reflects the performance of the Institutional Class, with the exception of the BlackRock Funds, Government Income Portfolio, which reflects the performance of the Investor A Shares class. BlackRock waives fees, without which performance would be lower. Investments in BlackRock Funds are neither insured nor guaranteed by the U.S. government. Relative peer group performance is based on quartiles from Lipper Inc. Lipper rankings are based on total returns with dividends and distributions reinvested and do not reflect sales charges. Funds with returns among the top 25% of a peer group of funds with comparable objectives are in the first quartile and funds with returns in the next 25% of a peer group are in the second quartile. Some funds have less than three years of performance.

Fixed Income Portfolios (taxable) of BlackRock Funds: The Core Bond Total Return, Core PLUS Total Return, Intermediate PLUS Bond and the Managed Income Portfolios are in the Intermediate Investment Grade Debt Lipper peer group. The Low Duration Bond and Enhanced Income Portfolios are in the Short Investment Grade Debt Lipper peer group. The Intermediate Bond Portfolio is in the Short-Intermediate Investment Grade Debt Lipper peer group. The High Yield Bond and Government Income Portfolios are in the High Current Yield and General U.S. Government Lipper peer groups, respectively. The Intermediate Government Bond and GNMA Portfolios are in the Intermediate U.S. Government and GNMA Lipper peer groups, respectively. The International Bond and Inflation Protected Bond Portfolios are in the International Income Lipper peer group and the Treasury Inflation Protected Securities Lipper peer group, respectively.

Equity Portfolios of BlackRock Funds: The Mid-Cap Growth Equity and Asset Allocation Portfolios are in the Mid-Cap Growth and Flexible Portfolio Lipper peer groups, respectively. The Investment Trust and Index Equity Portfolios are in the Large Cap Core and S&P 500 Index Objective Lipper peer groups, respectively. The Small/Mid-Cap Growth and Mid-Cap Value Equity Portfolios are in the Small Cap Growth and Mid-Cap Value Lipper peer groups, respectively. The Large Cap Value and Small Cap Value Equity Portfolios are in the Multi-Cap Value and Small Cap Value Lipper peer groups, respectively. The Small Cap Core Equity Portfolio is in the Small Cap Core Lipper peer group. The Small-Cap Growth Equity Portfolio is in the Small-Cap Growth Lipper peer group. The Health Sciences Portfolio is in the Health/Biotechnology Lipper peer group. The International Opportunities and Legacy Portfolios are in the International Small/Mid-Cap Growth and Large Cap Growth Lipper peer groups, respectively. The Global Resources and All-Cap Global Resources Portfolios are in the Natural Resources Lipper peer group. The U.S. Opportunities and Global Science and Technology Opportunities Portfolios are in the Mid-Cap Core and Science & Technology Lipper peer groups, respectively. The Aurora and Dividend Achievers Portfolios are in the Small-Cap Core and Multi-Cap Value Lipper peer groups, respectively.

About BlackRock

BlackRock is one of the largest publicly traded investment management firms in the United States with approximately $463.1 billion of assets under management at March 31, 2006. BlackRock manages assets on behalf of institutional and individual investors worldwide through a variety of equity, fixed income, cash management and alternative investment products. In addition, BlackRock provides risk management, investment system outsourcing and financial advisory services to a growing number of institutional investors. Headquartered in New York City, the firm serves clients from offices in the U.S., Europe and Asia. BlackRock is majority owned by The PNC Financial Services Group, Inc. (NYSE: PNC) and by BlackRock employees. For additional information, please visit the Company’s website at www.blackrock.com.

Forward-Looking Statements

This communication, and other statements that BlackRock may make, including statements about the benefits of the transaction with Merrill Lynch, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in BlackRock’s SEC reports and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products, including its separately managed accounts and the former MLIM business; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions or divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or PNC; (11) terrorist activities and international hostilities, which may adversely affect the general economy, domestic and global financial and capital markets, specific industries, and BlackRock; (12) the ability to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates, which may adversely affect the value of advisory fees earned by BlackRock; (14) the impact of changes to tax legislation and, generally, the tax position of the Company; (15) BlackRock’s ability to successfully integrate the MLIM business with its existing business; (16) the ability of BlackRock to effectively manage the former MLIM assets along with its historical assets under management; (17) BlackRock’s success in maintaining the distribution of its products; and (18) the ability of BlackRock to complete the transaction with Merrill Lynch.

BlackRock’s Annual Reports on Form 10-K and BlackRock’s subsequent reports filed with the SEC, accessible on the SEC’s website at http://www.sec.gov and on BlackRock’s website at http://www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on our website is not a part of this press release.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

BlackRock intends to file with the Securities and Exchange Commission a Registration Statement on Form S-4, which will contain a proxy statement/prospectus, in connection with the proposed transaction. The proxy statement/prospectus will be mailed to the stockholders of BlackRock. STOCKHOLDERS OF BLACKROCK ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Such proxy statement/prospectus (when available) and other relevant documents may also be obtained, free of charge, on the Securities and Exchange Commission’s website (http://www.sec.gov) or by contacting our Secretary, BlackRock, Inc., 40 East 52nd Street, New York, New York 10022.

PARTICIPANTS IN THE SOLICITATION

BlackRock and certain persons may be deemed to be participants in the solicitation of proxies relating to the proposed transaction. The participants in such solicitation may include BlackRock’s executive officers and directors. Further information regarding persons who may be deemed participants will be available in BlackRock’s proxy statement/prospectus to be filed with the Securities and Exchange Commission in connection with the transaction.

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Attachment I

BlackRock, Inc.

Condensed Consolidated Statements of Income and Supplemental Information

(Dollar amounts in thousands, except share data)

(unaudited)

	Three months ended			Variance
	March 31,		December 31, 2005	March 31, 2005		December 31, 2005
	2006	2005		Amount	Percent	Amount	Percent
Revenue
Investment advisory and administration fees
Separate accounts	$262,208	$141,885	$236,376	$120,323	84.8%	$25,832	10.9%
Mutual funds	87,500	70,371	83,626	17,129	24.3%	3,874	4.6%

Total investment advisory and administration fees	349,708	212,256	320,002	137,452	64.8%	29,706	9.3%
Other income	45,952	37,827	49,105	8,125	21.5%	(3,153)	(6.4)%

Total revenue	395,660	250,083	369,107	145,577	58.2%	26,553	7.2%

Expense
Employee compensation and benefits	191,796	126,944	182,581	64,852	51.1%	9,215	5.0%
Fund administration and servicing costs	10,374	9,109	11,340	1,265	13.9%	(966)	(8.5)%
General and administration	91,434	46,167	60,763	45,267	98.1%	30,671	50.5%
Amortization of intangible assets	2,029	1,281	2,029	748	58.4%	—	0.0%

Total expense	295,633	183,501	256,713	112,132	61.1%	38,920	15.2%

Operating income	100,027	66,582	112,394	33,445	50.2%	(12,367)	(11.0)%

Non-operating income
Investment income	15,064	9,786	5,888	5,278	53.9%	9,176	155.8%
Interest expense	(1,969)	(2,014)	(1,840)	45	(2.2)%	(129)	7.0%

Total non-operating income	13,095	7,772	4,048	5,323	68.5%	9,047	223.5%

Income before income taxes and minority interest	113,122	74,354	116,442	38,768	52.1%	(3,320)	(2.9)%
Income taxes	41,618	27,331	42,825	14,287	52.3%	(1,207)	(2.8)%

Income before minority interest	71,504	47,023	73,617	24,481	52.1%	(2,113)	(2.9)%
Minority interest	642	487	698	155	31.8%	(56)	(8.0)%

Net income	$70,862	$46,536	$72,919	$24,326	52.3%	($2,057)	(2.8)%

Weighted-average shares outstanding
Basic	64,074,888	64,290,510	64,002,818	(215,622)	(0.3)%	72,070	0.1%
Diluted	66,731,560	66,880,713	66,914,279	(149,153)	(0.2)%	(182,719)	(0.3)%
Earnings per share
Basic	$1.11	$0.72	$1.14	$0.39	54.2%	($0.03)	(2.6)%
Diluted	$1.06	$0.70	$1.09	$0.36	51.4%	($0.03)	(2.8)%

Dividends paid per share	$0.42	$0.30	$0.30	$0.12	40.0%	$0.12	40.0%

Supplemental information:

Operating income, as adjusted (a)	$157,274	$89,289	$124,667	$67,985	76.1%	$32,607	26.2%
Operating margin, GAAP	25.3%	26.6%	30.5%	-1.3%	(4.9)%	-5.2%	(17.0)%
Operating margin, as adjusted (a)	41.4%	37.7%	35.5%	3.7%	9.8%	5.9%	16.6%
Net income, as adjusted (b)	$82,363	$59,520	$80,663	$22,843	38.4%	$1,700	2.1%
Diluted earnings per share, as adjusted (b)	$1.23	$0.70	$1.21	$0.53	75.7%	$0.02	1.7%

BlackRock, Inc.

Notes to Condensed Consolidated Statements of Income and Supplemental Information

(a) While BlackRock reports its financial results using GAAP, management believes that evaluating its ongoing operating results may not be as useful if investors are limited to reviewing only GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations, and for the reasons described below, considers them to be effective indicators, for both management and investors, of BlackRock’s financial performance over time. Nevertheless, BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Operating margin, as adjusted, equals operating income, as adjusted, divided by revenue used for operating margin measurement, as indicated in the table below. Computations for all periods presented include affiliated and unaffiliated fund administration and servicing expense reported as a separate income statement line item and are derived from the Company’s consolidated financial statements as follows:

	Three months ended
	March 31,		December 31, 2005
	2006	2005
Operating income, GAAP basis	100,027	66,582	112,394
Non-GAAP adjustments
SSR payment	34,450	—	—
PNC LTIP funding obligation	11,676	11,736	12,292
MLIM transaction costs	6,579	—	—
Appreciation on deferred compensation plans	4,542	2,098	(19)
SSR acquisition costs	—	8,873	—

Operating income, as adjusted	157,274	89,289	124,667

Revenue, GAAP basis	395,660	250,083	369,107
Non-GAAP adjustments
Fund administration and servicing costs	(10,374)	(9,109)	(11,340)
Reimbursable property management compensation	(5,598)	(4,059)	(6,595)

Revenue used for operating margin measurement, as adjusted	379,688	236,915	351,172

Operating margin, GAAP basis	25.3%	26.6%	30.5%

Operating margin, as adjusted	41.4%	37.7%	35.5%

Management believes that operating income, as adjusted, and operating margin, as adjusted, are effective indicators of management’s ability to, and useful to management in deciding how to, effectively employ BlackRock’s resources. As such, management believes that operating income, as adjusted, and operating margin, as adjusted, provide useful disclosure to investors. The 2006 SSR expense was excluded because it represents a non-recurring payment (based upon a performance fee) pursuant to the SSR acquisition agreement. The portion of LTIP expense associated with awards to be met by the distribution to participants of shares of BlackRock stock currently held by PNC has been excluded from operating income, as adjusted, and operating margin, as adjusted, because, exclusive of the potential impact related to LTIP participants’ put options, these charges will not impact BlackRock’s book value. Compensation expense associated with appreciation on assets related to BlackRock’s deferred compensation plans has been excluded because investment returns on these assets reported in non-operating income, net of the related impact on compensation expense, results in a nominal impact on net income. MLIM transaction costs consist of certain professional fees incurred in 2006. SSR acquisition costs consist of certain compensation costs and professional fees incurred in 2005.

Fund administration and servicing costs have been excluded from revenue used for operating margin measurement, as adjusted, because the Company receives offsetting revenue and expense for these services. Reimbursable property management compensation represents compensation and benefits paid to certain BlackRock Realty Advisors, Inc. (“Realty”) personnel. These employees are retained on Realty’s payroll when properties are acquired by Realty’s clients. The related compensation and benefits are fully reimbursed by Realty’s clients and have been excluded from revenue used for operating margin measurement, as adjusted, because they bear no economic cost to BlackRock.

(b) While BlackRock reports its financial results using GAAP, management believes that evaluating its ongoing operating results may not be as useful if investors are limited to reviewing only GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations, and for the reasons described below, considers them to be effective indicators, for both management and investors, of BlackRock’s profitability and financial performance over time. Nevertheless, BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

	Three months ended
	March 31,		December 31, 2005
	2006	2005
Net income, GAAP basis	$70,862	$46,536	$72,919
Non-GAAP adjustments, net of tax
PNC’s LTIP funding requirement	7,356	7,394	7,744
MLIM transaction costs	4,145	—	—
SSR acquisition costs	—	5,590	—

Net income, as adjusted	82,363	59,520	80,663

Diluted weighted average shares outstanding	66,731,560	66,880,713	66,914,279

Diluted earnings per share, GAAP basis	$1.06	$0.70	$1.09

Diluted earnings per share, as adjusted	$1.23	$0.89	$1.21

Management believes that net income, as adjusted, and diluted earnings per share, as adjusted, are effective measurements of BlackRock’s profitability and financial performance. The portion of LTIP expense associated with awards to be met by PNC's funding requirement has been excluded from net income, as adjusted, and diluted earnings per share, as adjusted, because, exclusive of the potential impact related to LTIP participants’ put options, these charges will not impact BlackRock’s book value. SSR acquisition costs consist of certain compensation costs and professional fees in 2005. Compensation reflected in this amount represents direct performance incentives paid to SSR employees assumed in conjunction with the acquisition and settled by BlackRock with no future service requirement. Net income, as adjusted, and diluted earnings per share, as adjusted, exclude this amount because it does not relate to the current period’s operations. MLIM merger costs consist of certain professional fees incurred in conjunction with the pending MLIM merger. Professional fees related to the SSR acquisition and the MLIM transaction reflected in GAAP net income have been deemed non-recurring by management and have been excluded from net income, as adjusted, and diluted earnings per share, as adjusted, to help ensure comparability to prior reporting periods.

Attachment II

BlackRock, Inc.

Summary of Revenues

(Dollar amounts in thousands, except share data)

(unaudited)

	Three months ended			Variance
	March 31,		December 31, 2005	March 31, 2005		December 31, 2005
	2006	2005		Amount	Percent	Amount	Percent
Separate Account Revenue
Separate account base fees	$147,601	$115,229	$149,146	$32,372	28.1%	$(1,545)	(1.0)%
Separate account performance fees	114,607	26,656	87,230	87,951	329.9%	27,377	31.4%

Total separate account revenue	262,208	141,885	236,376	120,323	84.8%	25,832	10.9%

Mutual Fund Revenue
BlackRock Funds	36,235	29,040	34,785	7,195	24.8%	1,450	4.2%
Closed-end Funds	25,729	19,898	25,752	5,831	29.3%	(23)	(0.1)%
BlackRock Liquidity Funds	24,486	21,021	22,124	3,465	16.5%	2,362	10.7%
Other commingled funds	1,050	412	965	638	154.9%	85	8.8%

Total mutual fund revenue	87,500	70,371	83,626	17,129	24.3%	3,874	4.6%

Total investment advisory and administration fees	349,708	212,256	320,002	137,452	64.8%	29,706	9.3%

Other income	45,952	37,827	49,105	8,125	21.5%	(3,153)	(6.4)%

Total revenue	$395,660	$250,083	$369,107	$145,577	58.2%	$26,553	7.2%

Attachment III

BlackRock, Inc.

Condensed Consolidated Statements of Financial Condition

(Dollar amounts in thousands)

(unaudited)

	March 31, 2006	December 31, 2005
Assets
Cash and cash equivalents	$368,098	$484,223
Accounts receivable	387,279	339,578
Investments	338,361	298,668
Intangible assets, net	492,491	483,982
Other assets	254,823	241,549

Total assets	$1,841,052	$1,848,000

Liabilities, minority interest and stockholders’ equity
Accrued compensation	$384,974	$522,637
Long term borrowings	253,791	253,791
Other liabilities	196,977	139,715

Total liabilities	835,742	916,143

Minority interest	16,368	9,614

Stockholders’ equity	988,942	922,243

Total liabilities, minority interest and stockholders’ equity	$1,841,052	$1,848,000

Attachment IV

BlackRock, Inc.

Assets Under Management

(Dollar amounts in millions)

(unaudited)

	March 31,	March 31,	December 31,
	2006	2005	2005
All Accounts
Fixed income	$308,945	$265,291	$303,928
Cash Management	86,484	74,083	86,128
Equity	40,751	32,388	37,303
Alternative investment products	26,880	19,566	25,323

Total	$463,060	$391,328	$452,682

Separate Accounts
Fixed income	$284,418	$239,912	$279,368
Cash Management	9,654	7,307	7,275
Cash Management-Securities lending	8,073	6,791	5,294
Equity	23,082	18,610	20,832
Alternative investment products	26,880	19,566	25,323

Subtotal	352,107	292,186	338,092

Mutual Funds
Fixed income	24,527	25,379	24,560
Cash Management	68,757	59,985	73,559
Equity	17,669	13,778	16,471

Subtotal	110,953	99,142	114,590

Total	$463,060	$391,328	$452,682

Component Changes in Assets Under Management

(Dollar amounts in millions)

(unaudited)

	Three Months ended March 31, 2006	Three Months ended March 31, 2005
All Accounts
Beginning assets under management	$452,682	$341,760
Net subscriptions *	7,719	105
Acquisitions	—	49,877
Market appreciation (depreciation)	2,659	(414)

Ending assets under management	$463,060	$391,328

Separate Accounts
Beginning assets under management	338,092	$247,927
Net subscriptions *	12,286	4,522
Acquisitions	—	40,181
Market appreciation (depreciation)	1,729	(444)

Ending assets under management	352,107	$292,186

Mutual Funds
Beginning assets under management	114,590	93,833
Net (depreciation) *	(4,567)	(4,417)
Acquisitions	—	9,696
Market appreciation (depreciation)	930	30

Ending assets under management	110,953	99,142

Total	$463,060	$391,328

*	Includes dividend reinvestment

Attachment IV

BlackRock, Inc.

Assets Under Management

(Dollar amounts in millions)

(unaudited)

	December 31, 2005			March 31, 2006
	Beginning Assets	Net subscriptions (redemptions)	Market appreciation (depreciation)	Ending Assets
Separate Accounts
Fixed Income	$279,368	$5,892	$(842)	$284,418
Alternative Investment Products	25,323	861	696	$26,880
Equity	20,832	438	1,812	$23,082
Cash Management	7,275	4,194	63	$11,532
Cash Management-Securities lending	5,294	901	—	$6,195

Total Separate Accounts	338,092	12,286	1,729	352,107

Mutual Funds
Cash Management	73,559	(4,802)	—	$68,757
Fixed Income	24,560	69	(103)	$24,526
Equity	16,471	166	1,033	$17,670

Total Mutual Funds	114,590	(4,567)	930	110,953

Total	$452,682	$7,719	$2,659	$463,060

	December 31, 2005			March 31, 2006
	Beginning Assets	Net subscriptions (redemptions)	Market appreciation (depreciation)	Ending Assets
Mutual Funds
BlackRock Liquidity Funds	$66,386	$(5,133)	$—	$61,253
BlackRock Funds	25,670	378	755	$26,803
Closed-End Funds	17,599	39	162	$17,800
Other Commingled Funds	3,993	96	—	$4,089
BlackRock Global Series	942	53	13	1,008

Total Mutual Funds	$114,590	$(4,567)	$930	$110,953